Company Contact:	Investor Relations:
Harvey Weiss	John McNamara
Chief Executive Officer	Cameron Associates
Fortress America Acquisition Corporation	(212) 245-8800 Ext. 205
Phone: 703-528-7073 x 102	john@cameronassoc.com

FOR IMMEDIATE RELEASE:

FORTRESS INTERNATIONAL GROUP INITIATES
SHARE REPURCHASE PROGRAM

ARLINGTON, VA - January 30, 2007 - Fortress International Group (OTCBB: FAAC), doing business as Total Site Solutions, a company providing comprehensive services for the planning, design and development of mission critical facilities and information infrastructure, announced today that it has initiated a program to repurchase common shares. The company’s board of directors had previously approved an authorization to repurchase up to 3 million shares. Purchases are expected to take the form of open market purchases and will occur from time to time based on market conditions and under applicable restrictions.

Speaking of the share repurchase, Fortress International CEO Tom Rosato said, “We previously announced that the Board of Directors authorized a share repurchase program to begin shortly after the merger of Total Site Solutions into Fortress International. We feel that at current levels, the share price of Fortress represents a compelling value and we are very confident in the long term value of our franchise. The current market price of our shares offers an excellent opportunity for us to enhance shareholder value through these purchases.”

FORWARD-LOOKING STATEMENTS

This document may contain “forward-looking statements”—that is, statements related to future—not past—events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Fortress, particular uncertainties that could adversely or positively affect the Company’s future results include: the Company’s reliance on a significant portion of its revenues from a limited number of customers; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks related to the implementation of the Company’s strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements.

ABOUT FORTRESS

Fortress was established in December 2004 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other business combination, operating businesses in the homeland security industry.

ABOUT TOTAL SITE SOLUTIONS

VTC, L.L.C., doing business as Total Site Solutions (“TSS”), supplies industry and government with secure data centers and other mission critical facilities designed to survive terrorist attacks, natural disasters, and blackouts. TSS’s comprehensive suite of services, multi-disciplinary expertise, and products provide customers a single source for critical deliverables. Headquartered in the Baltimore-Washington Corridor, with offices in San Francisco and Atlanta, TSS clients and the end users of its services include the world’s most demanding organizations, including Fortune 500 firms and U.S. Government agencies. For more information, call 866-363-4TSS (4877) or visit www.totalsiteteam.com.

ABOUT VORTECH, LLC

Vortech, LLC (“Vortech”) provides secure data and voice networks as well as redundant power for government and industry mission-critical facilities. A leader in structured cabling solutions, power system installations, and emergency power solutions for data center and high technology environments, Vortech also provides value-added systems and network integration services for perimeter security and access control where physical security and information technology intersect. For more information, visit www.govortech.com.